UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction

of incorporation)

1-8899, 333-148108, 333-175171	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) Effective April 2, 2014, James D. Fielding resigned from his position as the Chief Executive Officer of Claire’s Stores, Inc. (the “Company”), and from the Company’s Board of Directors. His resignation from the Board was not due to any disagreement with the Company known to any executive officer of the Company on any matter relating to the Company’s operations, policies or practices.

(c) On April 2, 2014, the Company announced the appointment of Beatrice Lafon, as Chief Executive Officer, and a member of the Board of Directors of the Company. Ms. Lafon had previously served as President of Claire’s Europe. A press release issued by the Company on April 2, 2014, announcing this appointment is filed as Exhibit 99.1 to this Form 8-K, and is incorporated by reference herein.

Ms. Lafon became President of Claire’s Europe in October 2011. Prior to joining the Company, Ms. Lafon had over 30 years of Pan-European retail experience and has served in a variety of executive roles, including Founder, Owner and Managing Director of the Business Intelligence Network (June 2001 to September 2011); Chief Executive Officer, TJ Hughes (January 2011 to April 2011); Group Chief Executive, Netherlands, Etam Group, a Dutch women’s fashion retailer (July 2008 to July 2010); Chief Executive Officer, Animal Ltd., a global active sports retailer and wholesaler based in the UK (October 2006 to December 2006); and Strategy Consultant, Tchibo UK Ltd., a Pan European chain of small variety shops based in Germany (August 2006 to October 2006). From February 1993 to January 2000 and December 2005 to July 2006, Ms. Lafon served as Commercial Director (December 2005 to July 2006) and Head of Buying and Business Development (February 1993 to January 2000) at Woolworths Group, a UK retail chain, part of the Kingfisher Group. From April 2001 to July 2005, Ms. Lafon held various senior management roles in e-commerce, marketing and retail, including at Skybuy, where she headed the Retail Division of BSkyB, part of News Corporation, in the United Kingdom (June 2003 to July 2005); Managing Director, Eyestorm, a global contemporary art retailer (April 2001 to May 2002); and Director E-Commerce/Managing Director of Homebase.co.UK, a home improvement retailer, part of the J Sainsbury Group (January 2000 to April 2001). Earlier in her career, Ms. Lafon held several buying and merchandising positions with Marks & Spencer and River Island.

Ms. Lafon is not party to any transactions with the Company required to be disclosed by Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Executive Officer, Ms. Lafon and the Company entered into an Employment Agreement dated as of April 2, 2014 (the “Employment Agreement”). The Employment Agreement replaces and supersedes Ms. Lafon’s existing employment agreement with Claire’s European Services Limited, a subsidiary of the Company. Pursuant to the terms thereof, Ms. Lafon will receive an annual base salary of at least $900,000 and an annual target bonus of 100% of her base salary. The actual amount of the bonus will depend upon the achievement of certain annual performance objectives. Ms. Lafon is also entitled to expense reimbursement and other customary employee benefits, as well as reimbursement of the expenses associated with her relocation from the United Kingdom to Chicago.

In addition, Ms. Lafon will receive options to acquire an aggregate of 635,000 shares of the common stock of Claire’s Inc. (“Parent”), the corporate parent of the Company, at an exercise price of $10.00 per share (or if higher, the fair market value at grant), as follows:

•	30,000 fully vested options (“Investment Options”) that will expire April 30, 2016, or ten business days after any annual bonus for fiscal 2015 shall have been paid to Ms. Lafon;

•	30,000 “buy one get one” options (“BOGO Options”) that will vest on a one-for-one basis upon the exercise of any Investment Options;

•	225,000 options that will vest in four annual installments commencing April 2, 2015 (subject to acceleration upon a change of control) (“Time Options”); and

•	350,000 options that will vest in two annual installments commencing on the date Parent’s common stock reaches a trading value of $25.00 per share (subject to acceleration upon a change of control if the performance target is achieved prior to or concurrent with the change of control) (“Performance Options”).

BOGO Options, Time Options and Performance Options will expire on the seventh anniversary of grant (except Performance Options will expire upon an earlier change of control if the performance target is not met). All options will be nonqualified options granted under the Claire’s Inc. Amended and Restated Incentive Plan (the “Plan”), and all shares issued to Ms. Lafon will be generally subject to the restrictions set forth in the Plan. The description of the terms of the option grants is only a summary, and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014 filed with the Securities and Exchange Commission, and the Option Grant Letter, a copy of which is attached as Exhibit A to the Employment Agreement attached to this Form 8-K as Exhibit 10.1.

In the event Ms. Lafon’s employment is terminated by the Company without cause or by her for good reason, Ms. Lafon would also be entitled to receive a severance payment equal to 18 months of her base salary and a prorated share of the annual bonus that her would have been entitled to receive had her worked the full year in which the termination occurred, based on the actual performance of the Company for such year. In addition, if her employment is terminated by the Company without cause or by Ms. Lafon for good reason, the Company shall reimburse Ms. Lafon the actual cost (but no more than $50,000) of her subsequent relocation to the United Kingdom (or elsewhere in the European Union).

Ms. Lafon is also subject to customary restrictive covenants, such as non-competition, non-solicitation and non-disclosure, during her employment and for the greater of the period during which Ms. Lafon receives severance payments or a period of 12 months following the termination of her employment.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete copy of such agreement that is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

(d) The information regarding the appointment of Ms. Lafon to the Company’s Board of Directors set forth under Item 5.02(c) above is incorporated by reference herein. The Board of Directors believes that Ms. Lafon will bring her knowledge and experience as the Company’s chief executive, as well as her prior extensive experience in the retail sector, to her position as a member of the Board of Directors.

(e) The information regarding Ms. Lafon’s Employment Agreement set forth under Item 5.02(c) above is incorporated by reference herein.

Concurrently with the management changes described above under Item 5.02(c), the Compensation Committee granted additional Time Options under the Plan, including Time Options to acquire 25,000 shares of Parent common stock, at an exercise price of $10.00 per share, to each of J. Per Brodin, Executive Vice President and Chief Financial Officer, and Linda Filler, President of Claire’s North America. These Time Options will vest in four annual installments commencing April 2, 2015 and will expire on April 2, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement dated as of April 2, 2014 between Claire’s Stores, Inc. and Beatrice Lafon

Exhibit 99.1	Press Release dated April 2, 2014 (incorporated by reference from the Form 8-K of Claire’s Stores, Inc. dated April 2, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: April 4, 2014	By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President and Chief Financial Officer

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